UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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Marathon Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 27, 2020

The following Notice of Change of Location relates to the proxy statement of Marathon Oil Corporation (the “Company”), filed April 9, 2020 (the “Proxy Statement"), and furnished to stockholders of the Company on or around April 15th in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020.  These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 29, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2020

Dear Marathon Oil Corporation Stockholders:

Due to continued public health concerns related to the COVID-19 (Coronavirus) pandemic, and to support the health and well-being of our employees, stockholders and other associates, we are providing notice that Marathon Oil Corporation (the “Company”) has changed the location of its 2020 Annual Meeting of Stockholders (the Annual Meeting). The Annual Meeting will now be held in a virtual meeting (audio only) format, there will be no physical meeting, and you will not be able to attend the Annual Meeting in person. The previously announced date and time of the meeting, Wednesday, May 27, 2020 at 10:00 a.m. Central Time, will not change.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders of record of our common stock as of the close of business on March 31, 2020, the record date, are entitled to participate in the Annual Meeting. You can attend the Annual Meeting at www.virtualshareholdermeeting.com/MRO2020 (the Virtual Meeting Website), by entering the 16-digit control number found on your proxy card, voting instruction form or notice you previously received.

Authenticated stockholders admitted to the Annual Meeting may submit questions, vote your shares electronically and view our list of stockholders entitled to vote by following the instructions that will be available on the meeting website. If you do not have a control number, you may attend the Annual Meeting as a guest, but will not have the option to vote, view the stockholder list, or participate during the Meeting.

The Annual Meeting will begin promptly at 10:00 a.m. Central Time, so we encourage you to access the meeting prior to the start time. Technicians will be ready to assist you with any technical difficulties you may have accessing the Virtual Meeting, and a technical support number will be posted on the Virtual Meeting login page.

A recording of the webcast of the 2020 Annual Meeting will be available to the public at www.virtualshareholdermeeting.com/MRO2020 as soon as practicable after the completion of the Annual Meeting.

It is important that you read the proxy materials previously distributed, and whether or not you plan to attend the virtual-only Annual Meeting, we encourage you to vote your shares promptly in advance of the Annual Meeting at www.proxyvote.com, or by one of the other methods described in the proxy materials. The proxy card and voting instruction form included with the proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,

Sincerely,

Lee M. Tillman	Gregory H. Boyce
Chairman, President and Chief Executive Officer	Independent Lead Director

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be held on May 27, 2020

Our Proxy Statement and Annual Report are available to our shareholders electronically via the Internet. Shareholders may access the proxy materials at https://www.marathonoil.com/investor-center/annual-report-and-proxy/ or www.proxyvote.com, or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

NEWS RELEASE
Marathon Oil to Hold Virtual-Only 2020 Annual Meeting of Stockholders
HOUSTON, April 29, 2020 /PRNewswire/ -- Marathon Oil Corporation (NYSE:MRO) announced today that its Board of Directors approved changing its 2020 Annual Meeting of Stockholders to a virtual-only, audio-only meeting. The previously announced physical in-person gathering has been cancelled. The new format is intended only for this year and is being done to support the well-being of the Company’s employees, stockholders and other associates, as well as the related protocols that have been or may be imposed by federal, state and local governments in response to continued public health concerns related to the COVID-19 (Coronavirus) pandemic.
The Annual Meeting will be held on the same date and time as previously announced, Wednesday, May 27, 2020 at 10:00 a.m. Central Time. Stockholders of record as of the close of business on March 31, 2020, the record date, are entitled to participate in the Annual Meeting, submit questions, vote their shares and view the list of stockholders entitled to vote at www.virtualshareholdermeeting.com/MRO2020, after entering the 16-digit control number found on the proxy card, voting instruction form or notice previously received. This website will contain instructions for participation in the virtual Annual Meeting, and technical assistance will be available during registration and during the Annual Meeting. Individuals who do not have a control number may attend the Annual Meeting as a guest.
Marathon Oil encourages stockholders to read the proxy materials previously distributed and urges them to vote in advance of the Annual Meeting at www.proxyvote.com, or by one of the other methods described in the proxy materials. The proxy card and voting instruction form included with the proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting. If a stockholder has already voted, no additional action is required.
For additional information regarding accessing and participating in the Annual Meeting, please refer to the Company’s supplemental proxy materials filed with the Securities and Exchange Commission on April 29, 2020.
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 Forward-looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “outlook,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, NGLs and natural gas and the resulting impact on price; changes in political or economic conditions in the U.S. and Equatorial Guinea; liability resulting from litigation; non-performance by third parties of contractual obligations; unforeseen hazards such as weather conditions, a health pandemic (including COVID-19), acts of war or terrorist acts and the government or military response thereto; cyber-attacks; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; other geological, operating and economic considerations; and the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases, available at www.marathonoil.com. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Media Relations Contacts:
Lee Warren: 713-296-4103
Stephanie Gentry: 713-296-3307

Investor Relations Contacts:
Guy Baber: 713-296-1892
John Reid: 713-296-4380